                                                                    Exhibit 99.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

     We consent to the incorporation by reference in the Registration  Statement of Home Properties, Inc. on Form S-8 (No. 333-115573,  333-74050, and 333-12551)
of our report, dated June 27, 2007, relating to the financial statements of Home
Properties  Retirement Savings Plan, which appears in this Annual Report on Form
11-K.

Respectfully Submitted,

/s/ Insero & Company CPAs, P.C.
-------------------------------
Insero & Company CPAs, P.C.
Certified Public Accountants

Rochester, New York
June 27, 2007